UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2022

The Beachbody Company, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39735	85-3222090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd, Suite 400 El Segundo, California	90245
(Address of Principal Executive Offices)	(Zip Code)

(310) 883-9000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BODY	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A common stock at an exercise price of $11.50	BODY WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2022, the board of directors (the “Board”) of The Beachbody Company, Inc. (the “Company”) voted, effective as of January 3, 2023 (the “Effective Time”), to increase the number of directors constituting the whole Board from seven to eight directors and to appoint, as of the Effective Time, Ann Lundy to serve as a member of the Board, filling the vacancy on the Board resulting from such increase. Ms. Lundy was also appointed to serve as the chair of the Audit Committee of the Board. Ms. Lundy will receive compensation in accordance with our compensation arrangements for non-employee directors. Ms. Lundy will also enter into the Company’s standard form of Indemnification Agreement.

Ann Lundy has served as Senior Vice President, Corporate Finance and Internal Audit of Activision Blizzard, a public video game holding company, since November 2021 and before that served as Vice President, Internal Audit from September 2019. Prior to Activision Blizzard, in 2019 Ms. Lundy was an executive consultant in finance, accounting and project management services and before that served as Senior Vice President and Chief Accounting Officer of MH Sub I, LLC (d/b/a Internet Brands), a company operating online media, community and e-commerce sites, in 2018. Prior to that, from March 2003 to August 2018 Ms. Lundy served various leadership positions at Mattel, Inc., including as Senior Vice President Finance & Strategy, Global Development and Product Supply. Ms. Lundy obtained a B.S. in Accounting from Oakland University.

There was no arrangement or understanding pursuant to which Ms. Lundy was elected as a director. There are no related party transactions between the Company and Ms. Lundy.

Forward-Looking Statements

This Current Report on Form 8-K includes statements that may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s compensation and indemnification of its directors. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the Company’s ability to remain in compliance with corporate governance rules of the New York Stock Exchange or the Securities and Exchange Commission, and the risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated December 20, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The information disclosed pursuant to Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information disclosed pursuant to Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Beachbody Company, Inc.

Date: December 20, 2022	By:	/s/ Blake T. Bilstad
Name: Blake T. Bilstad
Title: Chief Legal Officer and Corporate Secretary